UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2026
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2026, the Board of Directors (the “Board”) of Illumina, Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Daniel M. Skovronsky, M.D., Ph.D., to serve on the Board, effective immediately. Dr. Skovronsky will stand for election at the Company’s 2027 annual meeting of stockholders to serve for a one-year term commencing with such meeting. Dr. Skovronsky qualifies as an independent director under the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission. There is no arrangement or understanding between Dr. Skovronsky and any other person pursuant to which he was selected as a director. In addition, Dr. Skovronsky is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Dr. Skovronsky will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed on April 9, 2026.

A copy of the press release announcing the appointment of Dr. Skovronsky is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1    Illumina, Inc. Press Release, dated June 23, 2026
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	June 23, 2026	By:	/s/ SCOTT DAVIES
		Name:	Scott Davies
		Title:	Chief Legal Officer

Exhibit Index

Exhibit Number	Description
99.1	Illumina, Inc. Press Release, dated June 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)